Exhibit 99.2

HENRY BROS. ELECTRONICS, INC. AND SUBSIDIARIES

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets as of September 30, 2010 (unaudited) and December 31, 2009	1
Condensed Consolidated Statements of Operations for the nine months ended September 30, 2010 (unaudited) and 2009 (unaudited)	2
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2010 (unaudited) and 2009 (unaudited)	3
Notes to Condensed Consolidated Financial Statements (unaudited)	4 - 11

HENRY BROS. ELECTRONICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,973,337	$2,917,046
Accounts receivable-net of allowance for doubtful accounts of $704,046 at September 30, 2010 and $712,206 at December 31, 2009	18,093,381	12,053,139
Inventory	1,828,204	1,245,306
Cost and estimated profit in excess of billing	9,031,520	6,003,533
Deferred tax asset	1,198,184	1,251,443
Retainage receivable	883,964	295,928
Prepaid expenses and income tax receivable	603,778	1,423,541
Other assets	158,950	161,479
Total current assets	33,771,318	25,351,415

Property and equipment - net of accumulated depreciation of $4,187,087 at September 30, 2010 and $3,564,650 at December 31, 2009	1,997,961	2,254,054
Goodwill	4,760,730	3,785,480
Intangible assets - net of accumulated amortization of $1,321,000 at September 30, 2010 and $1,187,013 at December 31, 2009	944,765	888,752
Other assets	290,069	412,594
TOTAL ASSETS	$41,764,843	$32,692,295

LIABILITIES & STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$8,738,888	$5,360,471
Accrued expenses	4,568,049	3,507,060
Accrued taxes	106,701	—
Billing in excess of cost and estimated profit	2,763,154	1,567,874
Deferred income	357,232	136,574
Current portion of long-term debt	299,625	536,552
Other current liabilities	642,774	494,017
Total current liabilities	17,476,423	11,602,548

Long-term debt, less current portion	5,557,786	4,830,517
Deferred tax liability	501,314	318,850
Other liabilities	231,344	—
TOTAL LIABILITIES	23,766,867	16,751,915

STOCKHOLDERS’ EQUITY

Common stock, $.01 par value; 20,000,000 shares authorized 6,210,366 shares issued and outstanding in 2010 and 6,035,366 in 2009	62,104	60,354
Additional paid in capital	19,314,838	18,437,288
Accumulated deficit	(1,378,966)	(2,557,262)
TOTAL EQUITY	17,997,976	15,940,380
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$41,764,843	$32,692,295

See accompanying notes to the condensed consolidated financial statements.

HENRY BROS. ELECTRONICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine months ended September 30,		Three months ended September 30,
	2010	2009	2010	2009
Revenue	$46,937,305	$41,389,229	$19,345,013	$12,109,037
Cost of revenue	33,502,994	30,255,049	13,608,160	9,086,980
Gross profit	13,434,311	11,134,180	5,736,853	3,022,057
Operating expenses:
Selling, general & administrative expenses	10,710,057	11,015,124	3,947,944	3,452,480
Merger and acquisition costs	539,846	—	539,846	—
Operating profit (loss)	2,184,408	119,056	1,249,063	(430,423)

Interest income	70,668	21,023	14,335	11,986
Other income (expense)	4,449	29,274	(16)	13,481
Interest expense	(174,874)	(222,333)	(63,089)	(56,926)
Income (loss) before income tax expense	2,084,651	(52,980)	1,200,293	(461,882)
Income tax expense (benefit)	906,355	83,027	473,188	(104,500)
Net income (loss)	$1,178,296	$(136,007)	$727,105	$(357,382)

BASIC EARNINGS (LOSS) PER COMMON SHARE:
Basic earnings (loss) per common share	$0.19	$(0.02)	$0.12	$(0.06)
Weighted average common shares	6,068,553	5,859,400	6,123,518	5,877,798

DILUTED EARNINGS (LOSS) PER COMMON SHARE:
Diluted earnings (loss) per common share	$0.19	$(0.02)	$0.12	$(0.06)
Weighted average diluted common shares	6,124,694	5,859,400	6,179,659	5,877,798

See accompanying notes to the condensed consolidated financial statements.

HENRY BROS. ELECTRONICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the nine months ended
	September 30,
	2010	2009
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$1,178,296	$(136,007)
Adjustments to reconcile net income from operations to net cash provided by (used in) operating activities:
Depreciation and amortization	751,853	692,877
Bad debt expense	69,360	292,391
Stock option expense	192,500	266,500
Deferred income taxes	235,723	232,177
Changes in operating assets and liabilities:
Accounts receivable	(6,109,603)	6,411,725
Inventory	(568,134)	26,807
Costs in excess of billings and estimated profits	(3,027,987)	303,892
Retainage receivable	(588,036)	466,040
Other assets	125,054	(65,172)
Prepaid expenses and income tax receivable	819,763	(517,176)
Accounts payable	3,378,417	(2,646,020)
Accrued expenses	998,489	(1,704,843)
Taxes payable	106,701	(200,774)
Billings in excess of costs and estimated profits	1,195,280	(679,666)
Deferred income	220,658	(100,048)
Other liabilities	(11,243)	(96,079)
Net cash (used in) provided by operating activities	(1,032,909)	2,546,624
Cash flows from investing activities:
Purchase of businesses	(118,311)	(50,000)
Purchase of property and equipment	(86,035)	(291,026)
Net cash used in investing activities	(204,346)	(341,026)
Cash flows from financing activities:
Proceeds from exercising of stock options - net of fees	—	203,669
Borrowings under revolving loan agreement	3,325,000	1,900,000
Repayments under revolving agreement	(2,600,000)	(1,750,000)
Payments of bank loans	—	(103,410)
Net repayments of other debt	(194,665)	(238,909)
Payments of equipment financing	(236,789)	(211,029)
Net cash provided by (used in) financing activities	293,546	(199,679)

(Decrease) increase in cash and cash equivalents	(943,709)	2,005,919
Cash and cash equivalents - beginning of period	2,917,046	27,704
Cash and cash equivalents - end of period	$1,973,337	$2,033,623
Supplemental disclosure of cash flow information:
Amount paid for the period for:
Interest	$160,793	$204,881
Taxes	66,400	707,083
Non-cash investing and financing activities:
Equipment financed	191,389	288,140
Issuance of stock to acquire businesses	665,250	103,650

See accompanying notes to the condensed consolidated financial statements.

HENRY BROS. ELECTRONCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional
	par value $0.01		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2009 (audited)	6,035,366	$60,354	$18,437,288	$(2,557,262)	$15,940,380

Shares issued in connection with the acquisition of CIS Security Systems	25,000	250	104,550	—	104,800

Shares issued in connection with the acquisition of PST	150,000	1,500	580,500		582,000

Amortization of value assigned to stock option grants	—	—	192,500	—	192,500

Net income	—	—	—	1,178,296	1,178,296

Balance at September 30, 2010 (unaudited)	6,210,366	$62,104	$19,314,838	$(1,378,966)	$17,997,976

See accompanying notes to the condensed consolidated financial statements.

HENRY BROS. ELECTRONICS, INC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS (UNAUDITED)

1.   Description of Business and Basis of Presentation

Interim Financial Statements:

The information presented as of September 30, 2010 and for the three and nine month periods ended September 30, 2010 and 2009 are unaudited, and reflect all adjustments (consisting only of normal recurring adjustments) which Henry Bros. Electronics, Inc. and its Subsidiaries (the “Company” or “HBE”) considers necessary for the fair presentation of the Company’s financial position as of September 30, 2010, the results of its operations for the three and nine month periods ended September 30, 2010 and 2009, and cash flows and changes in stockholders’ equity for the nine month period ended September 30, 2010. The Company’s December 31, 2009 balance sheet information was derived from the audited consolidated financial statements for the year ended December 31, 2009, which are included as part of the Company’s Annual Report on Form 10-K.

The condensed consolidated financial statements included herein have been prepared in accordance with U.S. generally accepted accounting principles and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s latest shareholders’ annual report.

As of September 30, 2010, there have been no material changes to any of the significant accounting policies described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Description of Business:

Henry Bros. Electronics, Inc. is an established player in the electronic physical security industry, specializing in integrated security systems, and emergency preparedness.

HBE provides products and services to customers in the public and private sectors. Customers include transit authorities, seaports, airports, universities, office-buildings, hospitals and airlines. Each of the Company’s segments markets its products and services nationwide with an emphasis in Arizona, California, Colorado, Maryland, New Jersey, New York, Texas and Virginia.

The company operates through two primary operating segments:

1.  Security Systems Integration

2.  Specialty Product and Services

The Security Systems Integration business operates under the name Henry Bros. Electronics, Inc. and its approach to client service is core to all of its businesses. At the beginning of each new client relationship, HBE designates one member of its professional staff as the client service contact. This individual is the point person for communications between the client and HBE and often acts as the client’s project manager for all of its security needs, which ensures that clients receive the best possible security solution to meet its needs. The Company derives a majority of its revenues from project installations and to a smaller extent, maintenance service revenue.

The Specialty Products and Services segment includes three separate businesses:

1. Evacuation planning

2. Mobile digital recording

3. Airorlite Communications

The Evacuation Planning business operates under the Diversified Security Solutions, Inc. name and works with managers of high-rise office buildings to analyze their specific facilities’ needs with emergency preparedness plans. This division provides demonstrations, training and recommendations to clients; develops emergency plans and procedures; and communicates building strategy to the tenants to increase building community unity, awareness and confidence.

The Mobile Digital Recording business operates under the name Viscom Products, Inc. and has developed an integrated standard solution for the deployment of mobile digital recorders on municipal buses and trains.

The Airorlite Communications business provides specialized communications product design, development and engineering related to RF transmission.

The table below shows the sales percentages by geographic location for the following periods:

	Nine months ended September 30,
	2010	2009
New Jersey/New York	54%	50%
California	18%	18%
Texas	7%	5%
Arizona	5%	8%
Colorado	6%	11%
Virginia / Maryland	7%	8%
Integration segment	97%	100%
Specialty segment	4%	3%
Inter-segment	-1%	-3%
Total revenue	100%	100%

2.  Summary of Significant Accounting Policies:

Principles of Consolidation:

The condensed consolidated financial statements include the accounts of the Company.  Acquisitions are recorded as of the purchase date, and are included in the consolidated financial statements from the date of acquisition.  All material intercompany transactions have been eliminated in consolidation.

Use of Estimates:

The preparation of financial statements, in conformity with generally accepted accounting principles in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue and costs relating to security integration systems projects and service agreements are particularly affected by management’s estimates. The contract sale price and estimated costs are based upon the facts and circumstances known at the time of the proposal. Estimates for the costs to complete the contract are periodically updated during the performance of the contract. Unpredictable events can occur during the performance of the contract that can increase the costs and reduce the estimated gross profit. Change orders to record additional costs may not be approved or can become subject to long negotiations with the customer and can result in concessions by the Company. Considerable judgments are made during the performance of the contract that affects the Company’s revenue recognition and cost accruals that may have a significant impact on the results of operations reported by the Company.

Fair Value of Financial Instruments:

The carrying amounts of the Company’s financial instruments, which include cash equivalents, accounts receivable, accounts payable, accrued expenses, short and long-term debt, approximate their fair values as of September 30, 2010.

Recently Issued Accounting Pronouncements:

In May 2009, the FASB issued guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued. This pronouncement is effective for interim or fiscal periods ending after June 15, 2009. The adoption of this pronouncement did not have a material impact on our consolidated financial position, results of operations or cash flows. However, the provisions of FASB ASC Topic 855 resulted in additional disclosures with respect to subsequent events. In February 2010, an update to accounting guidance was issued which eliminates the disclosure of the date through which subsequent events have been evaluated.  This update was effective immediately.  The adoption of this amendment did not have a significant effect on our financial statements.

3.  Earnings Per Share

The computation of basic earnings per share is based upon the weighted average number of shares of common stock outstanding during the period. When applicable, the computation of diluted earnings per share includes the dilutive effects of common stock equivalents, less the shares that may be repurchased with the funds received from their exercise and the effect of adding back unrecognized future stock compensation expense. Potentially dilutive common stock equivalents include shares issuable upon exercise of options. Contingent shares are excluded from basic earnings per share.

4.  Stock Based Compensation

For the three months ended September 30, 2010 and 2009, the Company charged $60,000 and $73,500, respectively, to operations for stock based compensation expense.  For the nine months ended September 30, 2010 and 2009, the Company charged $192,500 and $266,500, respectively, to operations for stock based compensation expense.  A modification to a stock option, previously issued to an executive officer, extending the term for one year, resulted in an expense in the second quarter of 2009, equal to the net increase in the fair value of the modified stock option of $49,000.

A summary of stock option activity for the nine months ended September 30, 2010 under the Company’s various Stock Option Plans’ follows:

			Weighted Average Exercise
	Number of Shares		Price
	Outstanding	Exercisable	Outstanding	Exercisable
December 31, 2009 (audited)	997,799	628,866	$4.96	$5.17
Granted at market	113,000		3.86
Exercised	—		—
Forfeited or expired	(110,300)		7.01
September 30, 2010 (unaudited)	1,000,499	626,232	$4.61	$4.72

Stock based compensation is being amortized over the vesting period of up to five years. The fair value of the Company’s stock option awards was estimated assuming no expected dividends and the following weighted-average assumptions for the nine months ended September 30, 2010 follows:

Expected Life (years)	5.86
Expected volatility	50.6%
Risk-free interest rates	1.9%
Dividend yield	—
Weighted-average grant-date fair value	$1.67

There were 113,000 options issued during the nine month period ending September 30, 2010.

5.  Costs and Billings on Uncompleted Contracts

Costs and billing on uncompleted contracts consisted of the following:

	September 30,	December 31,
	2010	2009
Cost and estimated profit on uncompleted contracts	$45,998,023	$46,259,927
Billing on uncompleted contracts	39,729,657	41,824,268
	$6,268,366	$4,435,659

Included in accompanying Balance Sheets under the following captions:

	September 30,	December 31,
	2010	2009
Cost and estimated profit in excess of billing	$9,031,520	$6,003,533
Billing in excess of cost and estimated profit	2,763,154	1,567,874
	$6,268,366	$4,435,659

6.  Long-Term Debt

On June 30, 2005, the Company entered into a loan agreement (the “Loan Agreement”) with TD Bank, N.A. pursuant to which TD Bank extended a $4 million two-year credit facility (the “Revolving Loan”), to the Company and refinanced $1 million of existing indebtedness to TD Bank into a five year term loan (the “Term Loan”).

On October 6, 2008, the Company executed its fourth amendment to the Revolving Loan with TD Bank, increasing its line of credit from $4 million to $8 million. The Revolving Loan is subject to certain borrowing base limitations.  On August 10, 2010 the term of the Revolving Loan was extended to June 30, 2012.  Advances under the Revolving Loan may be used to finance working capital and acquisitions. Interest is paid monthly in arrears at TD Bank’s prime rate, subject to a minimum floor rate of 4.0% effective November 11, 2009 as part of the extension of the Revolving Loan. TD Bank has a first priority security interest on the Company’s accounts receivable and inventory.

The Company is required to maintain certain financial and reporting covenants and is restricted from paying dividends under the terms of the Loan Agreement.

Long-term debt included the following balances:

	September 30,	December 31,
	2010	2009
Revolving line at the prime rate of interest, subject to a minimum floor rate of 4.0% effective November 11, 2009, expires June 30, 2012	$5,060,898	$4,335,898
Corporate insurance financed at 5.99% payable in monthly installments thru September 01, 2010	—	194,665
Capitalized lease obligations due in monthly installments, with interest ranging from 6.4% to 12.7%	796,513	836,506
	5,857,411	5,367,069
Less: Current portion	(299,625)	(536,552)
	$5,557,786	$4,830,517

The weighted average interest rate on the Revolving Loan was 3.25% for the nine months ended September 30, 2010 and the year ended December 31, 2009.

7.  Income Taxes

The effective income tax rate for the three months and nine months ended September 30, 2010 was 39.4% and 43.5%, respectively. An effective tax rate of 44% was applied to the loss before tax for the three months and nine months ended September 30, 2009, which was offset by the effect of permanent differences which increased taxable income.    Income tax expense for interim reporting is based on an annual effective income tax rate forecast, which includes estimates and assumptions that could change during the year.  The differences between the effective income tax rate and the U.S. federal statutory rate of 34% principally result from state and local taxes, and differences between the book and tax treatment of certain items, such as incentive stock options.

The effective income tax rate for the three months and nine months ended September 30, 2010 has not been impacted by any material discrete items.  As of September 30, 2010 the Company has $51,053 of unrecognized income tax benefits, all of which would impact the Company’s effective tax rate if recognized.  There have been no significant changes during the nine months ended September 30, 2010.

8.   STOCKHOLDERS’ EQUITY

In connection with the acquisition of all the capital stock of CIS Security Systems Corp. (“CIS”) on October 2, 2006, the Company issued an aggregate of 20,000 shares of its common stock, valued at $67,200.  The Company issued an additional 60,000 shares during 2009, 2008 and 2007, and 15,000 shares during the first nine months of 2010 of its restricted common stock to CIS’s selling shareholder after CIS met certain performance targets. The issuance of the shares of restricted stock in connection with the aforementioned acquisition was made in reliance upon the exemption provided in section 4(2) of the Securities Act of 1933, as amended.  In addition, the selling shareholder achieved certain performance targets to earn an additional 5,000 shares of the Company’s common stock, the shares and their value has been reflected in stockholder’s equity as of September 30, 2010.

See Note 12 of these Condensed Consolidated Financial Statements included in this Quarterly Report for discussion of additional shares of common stock issued in connection with the acquisition of Professional Security Technologies LLC.

9.  Segment Data

Selected information by business segment is presented in the following tables:

	For the nine months ended September 30,		For the three months ended September 30,
	2010	2009	2010	2009
Revenue
Integration	$45,515,359	$40,463,589	$18,989,952	$11,576,861
Specialty	1,929,937	1,193,640	593,749	532,176
Inter-segment	(507,991)	(268,000)	(238,688)	—
Total revenue	$46,937,305	$41,389,229	$19,345,013	$12,109,037
Operating Profit
Integration	$4,999,853	$2,585,029	$2,698,921	$266,890
Specialty	570,377	225,296	150,659	153,352
Corporate	(3,385,822)	(2,691,269)	(1,600,517)	(850,665)
Total operating profit	$2,184,408	$119,056	$1,249,063	$(430,423)

Selected balance sheet information by business segment is presented in the following table as of:

	September 30,	December 31,
	2010	2009
Total Assets:
Integration	37,152,642	$27,309,364
Specialty	1,073,541	1,454,812
Corporate	3,538,660	3,928,119
Total assets	$41,764,843	$32,692,295

10.  Contingent Liabilities

From time to time, the Company is subject to various claims with respect to matters arising out of the normal course of business. In management’s opinion, none of these claims is likely to have a material effect on the Company’s consolidated financial statements.

11.  Related Party Transactions

Richard D. Rockwell, a member of the Board of Directors since November 2007, has been Owner and Chairman of Professional Security Technologies LLC, a full service security systems integrator since 1996.   The Company had revenues from PST of $241,167 and $26,139 for the three months ended September 30, 2010 and 2009, respectively and had revenues from PST of $304,315 and $99,905 for the nine months ended September 30, 2010 and 2009, respectively.  These revenues were principally related to the sale of equipment by the Company to PST.  There were no outstanding accounts receivable from PST at September 30, 2010, but there was a balance of $39,192 as of December 31, 2009.

12.  Acquisition of Professional Security Technologies LLC

On September 2, 2010, the Company purchased certain assets of Professional Security Technologies LLC (“PST”) consisting principally of a customer list of existing and targeted potential PST customers (“PST Customers”) and PST’s assignment of its rights under an existing dealer agreement with a national equipment supplier pursuant to which the Company will be authorized to sell Supplier’s products (“Supplier Products”).   PST is a New Jersey limited liability company owned by the Company’s Chairman of the Board of Directors.  In addition, the Company agreed to hire certain PST employees.  The Company accounted for this transaction in accordance with the provisions within Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 —  Business Combinations . The total consideration expected to be paid to PST for the assets was $1,062,811, as follows:

1.	Cash of $80,811 paid at closing;
2.	150,000 shares of the Company’s common stock, 75,000 of which will be delivered at closing. The remaining 75,000 shares will be held in escrow subject to delivery as described in point 4 below;
3.

Payment of five (5%) percent of the net cash proceeds received by the Company, during the period commencing on July 1, 2010 and ending on December 31, 2012, in connection with (a) sales to PST customers (including sales of Supplier Products) and (b) sales of Supplier Products to the Company’s other customers, and;

4.

75,000 shares of the Company’s common stock when the aggregate revenue from the sales described above, during the period commencing on July 1, 2010 and ending on December 31, 2012, equal $8,000,000; provided, however, such shares will be released, prior to reaching the revenue target, in the event there is a change in control of the Company prior to December 31, 2012.

On the acquisition date, the fair value of the contingent consideration payable to PST was determined to be $682,344.  At the end of each subsequent reporting period, the Company will record any changes in the fair value of the liability related to the contingent considerations as a charge to earnings.

The following table presents the allocation of the acquisition cost, to the assets acquired and liabilities assumed, based on their fair values at the date of acquisition:

Inventory	$14,764
Property, plant and equipment	66,047
Customer relationships	130,000
Vendor agreement	60,000
Goodwill	792,000
Total assets acquired	$1,062,811

Costs related to this acquisition were approximately $23,847 and are reflected in the Company’s Condensed consolidated statements of operations.

13.  Subsequent Event

On October 5, 2010, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kratos Defense & Security Solutions, Inc., a Delaware corporation (“ Parent ”), and Hammer Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“ Merger Sub ”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “ Merger ”).

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of any Shares, each outstanding Share (other than Shares owned by Parent, Merger Sub, or the Company’s stockholders, if any, who have perfected statutory dissenters’ rights under Delaware law) will be converted into the right to receive $7.00 in cash, without interest.  In addition, at the Effective Time all outstanding options to purchase the Company’s common stock will be assumed by Parent and converted into options to purchase common stock of Parent (the “ Assumed Options ”).  The number of shares of Parent common stock subject to each Assumed Option and the exercise price of each such option will be appropriately adjusted based on the exchange ratio, which shall be equal to 0.6552.

The completion of the Merger is subject to various customary conditions, including, among other things:  (i) the adoption of the Merger Agreement by stockholders holding at least a majority of the outstanding common stock of the Company; (ii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by each of Parent and the Company and the compliance by each of Parent and the Company with their respective obligations under the Merger Agreement and (iii) the absence of any pending or threatened legal proceedings challenging or seeking to restrain the consummation of the Merger.  In addition, certain of the Company’s shareholders and each member of the board of directors, who collectively held approximately 60% of the Company’s issued and outstanding common stock as of October 5, 2010, have entered into voting agreements whereby they have agreed to vote all shares of the Company’s common stock held by them in favor of the Merger, subject to termination of such agreements if the Merger Agreement is terminated.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business and the business of its subsidiaries in the ordinary course, hold a meeting of its stockholders for the purpose of considering the approval and adoption of the Merger Agreement and to cooperate on seeking regulatory approvals and providing access to information regarding the Company and its subsidiaries.  The Merger Agreement also contains a “go-shop” provision and a “no-shop” provision.

This transaction is a disposal of a business and until all conditions of the merger have been met, including shareholder’s vote, the business should continue to be shown in the results from operations of the Company and not as assets held for disposal.

On November 3, 2010, a putative shareholder class action lawsuit was filed in the Superior Court of New Jersey, Bergen County, against the Company, its directors and Kratos Defense & Security Solutions, Inc. purportedly on behalf of holders of the Company’s common stock.   Atoll Advisors v. James E. Henry, et al. , alleges that the individual defendants breached their fiduciary duties owed to the Company’s stockholders in an attempt to sell the Company to Hammer Acquisition Inc., a wholly-owned subsidiary of Kratos, and Kratos at an unfair price and through an unfair and self serving process and by omitting material information in the preliminary proxy statement the Company filed with the Securities and Exchange Commission on October 25, 2010.  The lawsuit further alleges that the Company and Kratos aided and abetted the Company’s directors in their alleged breaches of fiduciary duty.  The complaint seeks, among other relief, class certification, unspecified damages and plaintiff’s costs, disbursements and reasonable attorneys’ and experts’ fees.  The Company and the other defendants have not yet responded to the complaint.  Based on the Company’s review of the lawsuit, it believes that the claims are without merit and it intends to vigorously defend against them.  Regardless of the merits or eventual outcome, the lawsuit may cause a diversion of the Company’s management’s time and attention and the expenditure of legal fees and expenses.